EXHIBIT 10.3

FIRST AMENDMENT TO INVESTMENT AGREEMENT

THIS AGREEMENT made this 30th day of December, 2005.

AMONG:

THE LIGHTSTONE GROUP, LLC,

a limited liability company organized under the laws of the State of New Jersey

(hereinafter referred to as "Lightstone")

- and -

IPC PRIME EQUITY, LLC,

a limited liability company organized under the laws of the State of Delaware

(hereinafter referred to as "IPC")

WHEREAS Lightstone and IPC are parties to an investment agreement dated as of December 30, 2005 (the "Investment Agreement") and are each members of Prime Dearborn Equities LLC ("Prime Dearborn"), a limited liability company formed under the laws of Delaware pursuant to a limited liability company agreement dated as of December 30, 2005 (the "Prime Dearborn LLC Agreement");

AND WHEREAS the parties hereto ("Parties") wish to amend certain provisions of the Investment Agreement upon the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 and the covenants herein of the respective parties and other good and valuable consideration, the receipt and sufficiency of all of which is acknowledged by each of the Parties, the Parties have agreed as follows:

1.	Defined Terms.

All capitalized terms that are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Investment Agreement as amended hereby.

2.	Amendment.

2.1                        In the event that (i) on or before February 28, 2006, Prime Dearborn shall have entered into a binding commitment to sell its interest in Dearborn Center to UST XI Dearborn, Ltd. ("UST"), with no rights of termination in favour of UST and (ii) on or before March 31, 2006, Prime Dearborn shall have (A) sold its interest in Dearborn Center to UST and (B) repaid all amounts then outstanding under the Loan, then, notwithstanding anything to the contrary in the Investment Agreement or in the Prime Dearborn LLC Agreement:

2.1.1                    IPC shall not be entitled to exercise the IPC Option, in whole in and part, and section 2 of the Investment Agreement shall have no further force or effect (provided that nothing herein shall affect IPC’s pre-existing membership interest in Prime Office).

2.1.2                    IPC shall be deemed to have waived as of the date hereof its right of first offer pursuant to section 4.4 of the Prime Dearborn LLC Agreement with respect to such sale to UST.

2.1.3                    IPC shall surrender its pre-existing membership interest in Prime Dearborn and shall not be entitled to any cash received from any Net Sale or Refinancing Proceeds (as defined in the Prime Dearborn LLC Agreement) pursuant to section 3.3(d) of the Prime Dearborn LLC Agreement and, in lieu thereof, on the same date as the Loan repayment, IPC shall be paid a $1,000,000 break-up fee by Prime Dearborn.

3.	Representations and Warranties of Lightstone.

Lightstone represents and warrants to IPC that the representations and warranties of Lightstone in section 3.1 of the Investment Agreement are true and correct on the date hereof as if made of the date hereof except to the extent made as of a previous date, such representations and warranties to survive execution and delivery of this Agreement.

4.	Representations and Warranties of IPC.

IPC represents and warrants to Lightstone that the representations and warranties of IPC in section 4.1 of the Investment Agreement are true and correct on the date hereof as if made of the date hereof except to the extent made as of a previous date, such representations and warranties to survive execution and delivery of this Agreement.

5.	Further Assurances.

The Parties shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement.

6.	Interpretation.

6.1                        Subject to the terms and conditions herein contained, the Investment Agreement is hereby amended to the extent necessary to give effect to the provisions of this Agreement and to incorporate the provisions of this Agreement into the Investment Agreement. On and after the date of this Agreement, each reference in the Investment Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Investment Agreement and each reference in any related document to the "Investment

Agreement", "thereunder", "thereof", or words of like import referring to the Investment Agreement, shall mean and be a reference to the Investment Agreement as amended hereby. The Investment Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

6.2                        All currency references in this Agreement are to the lawful currency of the United States of America.

6.3	Time is of the essence of this Agreement.
6.4	The word "including" means including without limitation.

6.5                        The headings have been inserted into this Agreement for convenience of reference only and do not form a part and shall not affect the interpretation hereof.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first above written.

THE LIGHTSTONE GROUP, LLC
by	/s/ David Lichtenstein
Name: David Lichtenstein
Title: Chief Executive Officer

IPC PRIME EQUITY, LLC
by	/s/ Lynn Allen
Name: Lynn Allen
Title: Vice President